UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: September 24, 2008

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
                             (Registrant's telephone number)

                     (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

AMR Corporation is filing herewith a press release issued on September 24, 2008 as Exhibit 99.1, which is included herein.  This press release was issued to announce the expiration and results of the put option for AMR’s 4.25% senior convertible notes due 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  September 24, 2008

EXHIBIT INDEX

Exhibit    Description

99.1 Press Release

CONTACT:     Corporate Communications
           Fort Worth, Texas
           817-967-1577
           corp.comm@aa.com

FOR RELEASE:  Wednesday, September 24, 2008

AMR CORPORATION ANNOUNCES EXPIRATION AND RESULTS OF PUT OPTION
FOR 4.25% SENIOR CONVERTIBLE NOTES DUE 2023

FORT WORTH, Texas – AMR Corporation (NYSE: AMR) today announced that holders of $225,490,000 in aggregate principal amount of its 4.25% Senior Convertible Notes due 2023 (the “Notes”) validly surrendered for purchase their Notes prior to the expiration of their right, pursuant to the terms of the Notes, to require AMR to purchase their Notes for cash (the “Put Option”).  The Put Option expired at 5:00 p.m., New York City time, on September 22, 2008.  AMR has accepted for purchase all of the Notes validly surrendered for purchase and not withdrawn.  The purchase price for the Notes pursuant to the Put Option was $1,000 in cash per $1,000 principal amount of the Notes, and the aggregate purchase price for all the Notes validly surrendered for purchase and not withdrawn was $225,490,000.  The Company has forwarded cash in payment of the aggregate purchase price to Wilmington Trust Company, as paying agent, for distribution to holders of the Notes in accordance with the procedures of The Depository Trust Company.  Following AMR’s purchase of the Notes pursuant to the Put Option, no Notes remain outstanding.
Questions regarding the Put Option should be directed to Wilmington Trust Company,  Rodney Square North, 1100 North Market Street, 9th Floor, Wilmington, Delaware, 19890, Attention: Alisha Clendaniel (302) 636-6470.
This press release is for informational purposes only and is not an offer to purchase, or the solicitation of an offer to purchase, the Notes.  The offer for the Notes was made only pursuant to the Company Notice to Holders, dated August 22, 2008, which set forth the complete terms and conditions of the Put Option.

This press release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events.  When used in this release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks”, “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals are forward-looking statements.  Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, future financing plans and needs, fleet plans, overall economic conditions, plans and objectives for future operations, and the impact on us of our results of operations in recent years and the sufficiency of our financial resources to absorb that impact.  Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured.  All forward-looking statements in this release are based upon information available to us on the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of factors that could cause our actual results to differ materially from our expectations.  The following factors, in addition to other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: our materially weakened financial condition, resulting from our significant losses in recent years; our ability to generate additional revenues and reduce our costs; changes in economic and other conditions beyond our control, and the volatile results of our operations; our substantial indebtedness and other obligations; our ability to satisfy existing financial or other covenants in certain of our credit agreements; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the fiercely and increasingly competitive business environment we face; industry consolidation; competition with reorganized carriers; low fare levels by historical standards and our reduced pricing power; our need to raise substantial additional funds and our ability to do so on acceptable terms; changes in our corporate or business strategy; government regulation of our business; conflicts overseas or terrorist attacks; uncertainties with respect to our international operations; outbreaks of a disease (such as severe acute respiratory syndrome or avian flu) that affects travel behavior; labor costs that are higher than those of our competitors; uncertainties with respect to our relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; our ability to retain key management personnel; potential failures or disruptions of our computer, communications or other technology systems; changes in the price of our common stock; and our ability to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in AMR Corporation’s and American Airlines, Inc.’s filings with the Securities and Exchange Commission, including but not limited to AMR’s and American’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, and AMR’s and American’s Annual Reports on Form 10-K for the year ended December 31, 2007.

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Current AMR Corp. news releases can be accessed via the Internet.
The address is http://www.aa.com